Exhibit 10.1

WAREHOUSE/SHOWROOM LEASE

BUSINESS PROPERTY LEASE

THIS BUSINESS PROPERTY LEASE(the “Lease”), entered into this 31 day of March, 2000 between DEERWOOD BUSINESS PARK, L.C., hereinafter called Landlord, and SCION CARDIO-VASCULAR INTERNATIONAL, INC., herein after called Tenant.

WITNESSETH:	That Landlord does this day lease unto Tenant:
Approximately 9,600 SQ. FT.

LOCATION:	14256 SW 119th Avenue
Miami, FL 33186

(hereinafter called the “Demised Premises” or the “Premises”).

TO HAVE AND TO HOLD said Premises for the term of Five (5) years and three (3) months, beginning April 1, 2000 and ending July31, 2005 at and for the agreed total rental of three hundred sixty nine thousand five hundred fifteen and 85/100 ($369,515.85) Dollars, payable to and at the office of:

DEERWOOD BUSINESS PARK, L.C., 14377 SW 119TH AVENUE, MIAMI, FLORIDA 33186 IN THE FOLLOWING MANNER ON THE FIRST DAY OF EACH AND EVERY MONTH IN ADVANCE, THE RENTAL SUM OF $5,800.00 AND FLORIDA SALES TAX OF $377.00 FOR A TOTAL OF $6,177.00 PER MONTH FOR THE FIRST TWELVE (12) MONTHS OF THIS LEASE.

UPON THE SIGNING OF THIS LEASE, THE LANDLORD ACKOWLEDGES RECEIPT OF SECURITY DEPOSIT OF $6,177.00.

SAID RENTAL SHALL BE INCREASED ANNUALLY PURSUANT TO PARAGRAPH 21 HEREAFTER.

IT IS FURTHER AGREED AND COVENANTED BY AND BETWEEN THE PARTIES HERETO AS FOLLOWS:

1.

SECURITY:   Tenant, concurrently with the execution of this Lease, has deposited with Landlord the sum of six thousand one hundred and seventy seven 00/100 ($6,177.00) Dollars, the receipt of which hereby acknowledged by Landlord, which shall be retained by Landlord as security for payment by Tenant of rents herein agreed to be paid by Tenant and for the faithful performance by Tenant of the terms and covenants of this Lease.  It is agreed that Landlord, at Landlord’s option may at any time apply said sum or any part thereof towards the payment of rents and other sums payable by Tenant under this Lease, and towards the performance of each and every one of Tenant’s covenants under this Lease, but such covenants and Tenant’s liability under this Lease shall thereby be discharged only pro-tanto, that Tenant shall remain liable for any amounts that such sums shall be insufficient to pay, that Landlord may exhaust any or all rights and remedies against Tenant before resorting to said sum, but nothing herein contained shall require or be deemed to require Landlord to do so, that, in the event this deposit shall not be utilized for any such purposes, then such deposit shall be returned by landlord to Tenant within ten (10) days next after the expiration of the term of this Lease   Landlord shall not be required to pay Tenant any interest on said security deposit..

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2.

DEFINITIONS:   The terms Landlord and Tenant as herein contained shall mean and include singular and/or plural, jointly and/or severally, masculine, feminine, and/or neuter, heirs, successors, executors, administrators, personal representatives and/or assigns, wherever the context so requires or admits; and it shall extend to and mean the successors in interest of the respective parties hereto although this shall not be construed as conferring upon the Tenant the power to assign the Lease or sublet the Premises, or confer rights to occupancy upon anyone other than the Tenant, without the written consent of the Landlord first hand and obtained, and nothing herein contained shall be construed as obligating the Landlord to give such consent, the personnel of the Tenant and the nature of the business to be transacted in the Premises being of the essence in inducing the Landlord to enter into this Lease in the first instance.  Wherever the term Landlord has been used in this paragraph of this Lease, the same shall mean “Lessor”.  Wherever the term Tenant has been used in this paragraph of this Lease, the same shall mean “Lessee”.

3.

ASSIGNMENT:   Without the written consent of landlord first obtained in each case, Tenant shall not assign, transfer, mortgage, pledge, or otherwise encumber or dispose of this Lease or the term hereof, or underlet the Demised Premises or any part thereof or permit the Premises to be occupied by other persons.  If this Lease be assigned, or if the Demised Premises or any part thereof be underlet or occupied by anybody other than the Tenant, the landlord may, after default by the Tenant, collect rent for the assignee, undertenant, or occupant and apply the net amount collected to the rent herein reserved, but no such collection shall be deemed a waiver of this covenant, or the acceptance of assignee, undertenant, or occupant as Tenant or a release of the Tenant or of the convenants herein contained.  If Tenant is an entity other than a natural person, a change in controlling interest of said entity shall be an assignment of this Lease and hereby subject to the prior written consent of the Landlord.

4.

EXAMINATION OF PREMISES:   Tenant having examined the Premises is familiar with the condition thereof and relying solely on such examination will take them in their condition, unless otherwise expressly agreed upon in writing.

5.

DELAY OF POSSESSION:   If the Landlord is unable to give possession of the Demised Premises on the date of the commencement of the aforesaid term by reason of the holding over of any prior Tenant or Tenants or for any other reason, an abatement or diminution of rent to be paid hereunder shall be allowed Tenant under such circumstances, but nothing hereunder shall be allowed Tenant under such circumstances, but nothing herein shall operate to extend the term of the Lease beyond the agreed expiration date, and said abatement in rent shall be the full extent of Landlord’s liability to Tenant for any loss or damage to Tenant on account of said delay in obtaining possession of the Premises.

6.

USE:  The Premises shall be used by Tenant for Office, Medical Research and Development, Medical Products Manufacturing and for no other purposes, and further, Tenant agrees to use the entire Demised Premises as herein provided.  It is further agreed that Tenant will conduct the above business daily throughout the year and remain open during hours normal to the particular type of business permitted herein.

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7.	PROHIBITED USES:

(a)      The demised Premises shall not be used or maintained for any purpose or operation which constitutes a nuisance to the other Tenants or which is noxious or offensive by reason of the emission of odors, gases, smoke, noise, light, waste, fumes, cinders, soot or vibrations, nor permit any vehicles not capable of operation under its own power to remain on or adjacent to the parking area.

(b) Tenant shall not maintain any outside heavy equipment or storage facility, including but not limited to sheds or trailers, either temporary or permanent, on the Demised Premises.

8.

ALTERATIONS:   Tenant will make no alterations, additions or improvements in or to the Premises without the written consent of the Landlord, and all additions, fixtures, or improvements, except only warehouse and office furniture and fixtures which shall be readily removable without injury to the Premises, shall be and remain a part of the Premises at the expiration of this Lease.

9.

EXTERIOR:   Landlord agrees to keep the exterior and structural parts of said Premises in good repair, but Tenant shall give to Landlord seven (7) days written notice of needed repairs and Landlord shall have a reasonable time thereafter to make them.

10.

INTERIOR:  Tenant agrees to keep the interior of said Premises, all windows screens, awnings, doors, interior walls, pipes, elevators, machinery, plumbing, electric wiring, and other fixtures and interior appurtenances in good and substantial repair and in clean, operational condition at Tenant’s own expense, fire, windstorm, or other act of God, alone excepted unless such damage is caused by failure of Tenant to comply with its obligations and convenants under this Lease or the negligence of Tenant or its employees, agents or representatives.  All glass, both interior and exterior, is at the sole risk of Tenant and Tenant agrees to replace, at Tenant’s own expense, any glass broken during the term of this Lease.

11.

ADJACENT AREA:  Tenant agrees, at its own cost and expense, to keep all driveways, parking areas, paved areas, sidewalks, and all exterior areas adjacent to the Premises broom clean and free of any heavy equipment, merchandise, direct, trash and rubbish.  Tenant agrees during the entire term of this Lease, at the expense of Tenant, to continuously maintain and keep in repair all air conditioners an air conditioning equipment servicing the Demised Premises in good working order, and to surrender to Landlord at the termination of this Lease, all such air conditioners and air conditioning equipment in or about the Demised premises whether installed by Tenant or Landlord, the same to be surrendered by Tenant in good working order.  Landlord will be responsible for repairs or replacement of major components of the air conditioning units (i.e. compressor, fan motor, blower assembly, air handlers).  Tenant further agrees, during the term of this Lease, to keep all exterior doors, including but not limited to overhead doors, in a good state of repair, and make all necessary repairs and replacements

12.

PARKING:   The parties hereto acknowledge that the parking area in and about the Premises is for the use and benefit of all the Tenants therein and the Tenant specifically agrees that it will not utilize more parking spaces then its proportional share which share is determined by the square footage the Tenant’s Lease bears to the total square footage in said total premises.  No parking will be permitted on the streets and road.

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13.	TRASH:

(a)

Unless Landlord elects to designate and provide a central trash collection and disposal area as provided in (b) below, Tenant agrees to maintain within said Demised Premises, at its own cost and expense, its own metal trash containers.  Said trash containers are to be of a type that can be readily emptied by mechanical means and hauled away from said Demised Premises and warehouse site.  All garbage and refuse containers shall be placed, stored, screened and maintained in a manner approved by Landlord so as not to attract vermin, rodents, animals or insects.

(b)

As an alternative to the provision set forth in (a) above, Landlord may elect, but shall not be obligated to do so, to designate and provide a central trash collection disposal area to be located near the warehouse site where the Demised Premises is located, for the Tenant’s trash disposal.  In such event, the Tenant agrees to properly dispose of all trash, garbage and refuse in the rash containers so provided by Landlord in the area designed, which garbage, trash or refuse shall be sealed by the Tenant in such as not to attract vermin, rodents, animals or insects.  Tenant shall pay to Landlord Tenant’s proportionate share of the costs and expenses incurred by Landlord in providing and maintaining such central trash collection and disposal area, which Tenant shall pay to Landlord, as additional rent, upon Landlord’s submission of a pro-rata statement for such.

14.

SIGNS:   In order to preserve the harmony of external design and for aesthetic considerations, no signs will be permitted on the exterior walls of the building containing the Demised Premises, nor will any sign, billboard, notice or advertising device, or advertising matter of any kind visible to the exterior of the building, be permitted without the prior written approval of the Landlord.  Any violations shall be promptly removed, within 24 hours of written notice, by the Tenant at Tenant’s expense.  Failure to comply will permit the Landlord to remedy the violation and the expense thereof shall be paid by Tenant pursuant to Paragraph 22.

15.	REGULATIONS AND INSURANCE:

(a)

Tenant shall promptly execute and comply with all statutes, ordinances, rules, orders, regulations and requirements of the Federal, State, County and City Government, and of any and all their Departments and Bureaus, applicable to said Premises for the correction, prevention, and abatement of nuisances or other grievances, in, upon, or connected with the Premises, during the term hereof, and shall also promptly comply with and execute all rules, orders and regulations of the Southeast Underwriters Association for the prevention of fires, at Tenant’s own cost and expense.  Notwithstanding the foregoing, Tenant shall not be required to make any alteration to the Premises to correct any violation of law unless such violation is caused by Tenant’s use of the Premises.  Tenant agrees to pay any increase in the amount of insurance premiums over and above the rate now in force that may be caused by Tenant’s use or occupancy of the Premises.

(b)

The Tenant shall procure an insurer licensed to do business in Florida and rated by Best’s at A plus AAAA and maintain at its cost, during the term of this Lease, insurance covering exposed glass constituting a part of the Demised premises, as well as public liability insurance, insuring against loss or injury to persons or property in a maximum of $500,000.00 for injury to one person, $500,000.00 per accident, and $50,000.00 for injury

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to property.  Copies of such insurance policies naming the Landlord as additional insured with a provision for thirty (30) days advance notice to Landlord prior to cancellation shall be furnished the Landlord within ten days before commencement of this Lease and not later than fifteen (15) days prior to any extension or renewals of said insurance.  If the Tenant shall fail to procure the same and furnish copies as above recited, the Landlord may do so on the Tenant’s behalf and the cost thereof shall be charged the Tenant as if rent, together with interest thereon at the rate of 18% per annum, same to be payable to the Landlord forthwith.

16.	NON-PAYMENT OF RENT:

(a)

Tenant agrees to promptly pay said rent due at the times above stated during the term of this Lease and if any part of the rent shall remain due and unpaid for seven (7) days next after written notice from Landlord to Tenant that his rent is due and payable, Landlord shall have the option of declaring the balance of the entire rent for the entire rental term of this Lease to be immediately due and payable, and Landlord may then proceed immediately to collect all of the unpaid rent called for by this Lease calculated on a present value basis using a discount rate of 10%  and less the fair rental value of the Premises for the remainder of the unexpired term by distress or otherwise.

(b)

Immediately following the Tenant’s failure to pay rental due within the above seven (7) day limit, Landlord shall have the right to enter upon the Premises and place and thereafter maintain a “FOR RENT” sign in a place where the sign would be most likely seen by the public.

(c)

In the event that, at the commencement of the term of this Lease, Tenant shall be in default in the payment of rent due to Landlord pursuant to the terms of a prior Lease with Landlord or with Landlord’s predecessor in interest Landlord may at Landlord’s option and by notice to Tenant add the amount of such arrearages to the first monthly installment of rent payable hereunder and the same shall be payable to Landlord as additional rent.

17.

UTILITIES:  The Tenant agrees to promptly pay all charges for heat, light, gas and electricity used and consumed in the Demised Premises during the term of this Lease and any extension hereof.  In the event the Landlord shall be required to pay the same by reason of the Tenant’s failure to do so, the Tenant shall forthwith repay the said sums so advanced by Landlord together with interest thereon at the rate of 18% per annum from the date of payment by the Landlord and which monies may be collected as if rent.

18.	TAXES AND INSURANCE:

(a)

Tenant agrees to pay Landlord each year, within ten (10) days of written demand, the Tenant’s pro-rata share of increased real estate taxes over the total taxes assessed for the base year.  The base year for purposes of computation hereunder shall be 2000.  The amount of the Tenant’s pro-rata share of the increased taxes shall be determined by

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dividing the amount of the increased taxes over the base year by the total gross square feet of rentable floor area of Landlord’s property; then, by multiplying the increase per square foot times the total number of gross square foot area leased to the Tenant.  Furthermore, in the event taxes are assessed to Landlord for any Tenant improvements; such taxes assessed shall be paid by Tenant to Landlord within ten (10) days of written demand.

(b)

The Landlord will pay in the first instance all estimated premiums for fire, windstorm, extended coverage and liability casualty insurance upon the warehouse containing the Demised Premises.  If the amount of the premium for such insurance shall exceed in any lease year the amount of such insurance for the base year 2000, then Tenant agrees to pay Landlord, each year, within ten (10) days of written demand, the Tenant’s pro-rata share of increased insurance premiums.  Tenant’s pro-rata share shall be determined by the same formula set forth in Paragraph (a) hereof.  An insurance premium bill submitted by landlord to the Tenant shall be sufficient evidence of the amount of premium to be paid.

(c)

Landlord shall have all remedies for collection of Tenant’s share of excess Real Estate taxes, taxes for Tenant’s improvements and excess insurance premiums as are provided Landlord under the terms of this Lease for the collection of rent.

	(d)	Any amounts due under this Paragraph 18, for a partial year of the Lease shall be prorated.

19.

CHARGES FOR SERVICE:  It is further understood and agreed between the parties hereto that any charges against the Tenant by the Landlord for services, utilities, or for work done on the Premises by order of the Tenant or otherwise occurring under this Lease or any subsequent agreement of the parties shall be considered as rent due and shall be included in any lien for rent due and unpaid; together with interest at 18% per annum from date of billing, if not paid within ten (10) days of demand.  The failure of the Tenant to pay such additional sums may, at the option of the Landlord, confer upon the Landlord the same rights and privileges which the failure of the Tenant to pay rent would confer upon the Landlord.

20.

ATTORNEY’S FEES:  Tenant agrees to pay all costs and expenses of collection and reasonable attorney’s fees and court costs on any part of said rental that maybe collected by an Attorney, suit, distress, or foreclosure.

21.

RENTAL ADJUSTMENT:  The current base rent shall be adjusted 3% on an annual basis.  The initial adjustment will be computed at the end of the first full year and for each succeeding year during the term of this Lease and any option periods.  The adjustments shall be on a cumulative basis.

22.

ASSIGNMENT OF CHATTELS:   It is understood and agreed that any merchandise, fixtures, furniture or equipment left in Premises when Tenant vacates shall be deemed to have been abandoned by Tenant and by such abandonment Tenant automatically relinquishes any right or interest therein.  Landlord is authorized to sell, dispose of or destroy same.

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23.

FIRE:  In the event the Premises shall be destroyed or so damaged or injured by fire or other casualty, during the life of this Lease, whereby the same shall be rendered untenable, then Landlord shall have the right but not the obligation to render said Premises tenantable by repairs within ninety (90) days therefrom.  If said Premises are not rendered tenantable within said time, or if Landlord elects not to render it tenantable, it shall be optional with either party hereto to cancel this Lease, and in the event of such cancellation, the rent due shall be paid only to the date of such fire or casualty.  The cancellation herein mentioned shall be evidenced in writing.  During any time that the Premises are untenable due to causes set forth in this paragraph, the rent for all or the portion rendered untenable shall be abated.

24.

PERSONAL PROPERTY:  All personal property placed or moved in the Premises above described shall be at the risk of Tenant or the owner thereof, and Landlord shall not be liable to Tenant for any damages to said personal property unless caused by or due to gross negligence of Landlord, Landlord’s agent or employees.

25.

PEACEFUL POSSESSION:  Subject to the terms, conditions and covenants of this Lease, Landlord agrees that Tenant shall and may peaceable have, hold and enjoy the Premises above described, without hindrance or molestation by Landlord.

26.

RIGHT OF ENTRY:  Landlord, or any of its agents or representatives shall have the right to enter said Premises during all reasonable hours to examine the same or to make such repairs, additions, or alterations as may be deemed necessary for the safety, comfort or preservation thereof, or of said building, or to exhibit said Premises, and to put or keep upon the doors or windows thereof a notice “FOR RENT” at any time within thirty (30) days before the expiration of this Lease.  Said right of entry shall likewise exist for the purpose of removing placards, signs, fixtures, alterations, or additions, which do not conform to this Lease.

27.	CONSTRUCTIVE EVICTION: N/A

28.

ABANDONMENT:  If Tenant shall abandon or vacate said premises before the end of the term of this Lease, or shall suffer the rent due to be in arrears, Landlord may, at its option, cancel this Lease, in the manner stated in Paragraph 35 hereof, or Landlord may enter said Premises as the agent of Tenant, by force or otherwise, without being liable in any way therefore, and re-let the Premises with or without any furniture or equipment that may be therein, as the Agent of Tenant, at such price and upon such duration of time as Landlord may determine, and receive the rent therefore, applying the same to the payment of the rent due by these presents, and if the full rental herein provided shall not be realized by Landlord over and above the expenses to Landlord in such re-letting Tenant shall pay any deficiency.

29.

SURRENDER OF PREMISES:  At the expiration of the tenancy hereby created, Tenant shall surrender the Demised Premises in as good a condition as the Demised Premises were in upon delivery of possession thereto under this Lease, reasonable wear and tear expected, and shall surrender all keys for the Demised premises to the Landlord at the place then designated for the payment of rent.  Tenant shall remove all materials and all of its trade fixtures and the Tenant shall repair any resulting damages to the Premises at Tenant’s expense.  Tenant’s obligation to observe and perform under this Covenant shall survive the expiration or other termination of their Lease.

30.

NOTICE:  Wherever notice is required to be given pursuant to this Lease the same shall be given in writing, mailed by certified or registered mail, return receipt requested, postage prepaid, directed to

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the parties as hereinafter set forth or at such other place as the parties may by notice otherwise direct, to wit.

To the Lessee at: 14256 S. W. 119th Avenue, Miami, FL 33186 To the lessor at: 14377 S. W. 119th Avenue, Miami, FL 33186

31.

INDEMNITY LANDLORD:   In consideration of said Premises being leased to Tenant for the above rental, Tenant agrees: That Tenant, at all times will indemnify and keep harmless Landlord from all losses, damage, liabilities and expenses, which may arise or be claimed against Landlord and be in favor of any person, firm or corporation, for any injuries or damages to the person or property of any person, firm or corporation, consequent upon or arising from the use or occupancy of said Premises by Tenant, or consequent upon, or arising from any acts, omissions, neglect or fault of Tenant (his agents, servants, employees, licensees, customers or invitees), except to the extent caused by Landlord’s  acts or omissions.

32.

BANKRUPTCY:  It is agreed between the parties hereto: If Tenant shall be adjudicated a bankrupt or an insolvent or take benefit of any federal reorganization or composition proceeding or make a general assignment to take benefit of any insolvency law, or if Tenant’s leasehold interest under this Lease shall be sold under any execution or process of law, or if a trustee in bankruptcy or a receiver be appointed or elected or had for Tenant (whether under federal or state laws), or if said Premises shall be abandoned or deserted, or if Tenant shall fail to perform any of the covenants or conditions of this Lease on Tenant’s part to be performed, or if this Lease or the terms hereof be transacted or pass to or devolve upon any person, firm, officer or corporation other than Tenant, then and in any of such events this Lease and the term of this Lease, at Landlord’s option, shall expire and end five (5) days after Landlord shall give Tenant written notice (in the manner herein above provided) of such act, condition or default and Tenant hereby agrees immediately to then quit and surrender said Premises to Landlord, but this shall not impair or affect Landlord’s rights to maintain summary proceedings for the recovery of the possession of the Demised Premises in all cases provided for by law.  If the term of this Lease shall be so terminated, then in addition to any other rights or remedies available to Landlord under the terms and conditions of this Lease or Florida Law, Landlord may immediately or at any time thereafter re-enter or re-possess the Premises and remove all persons and property therefrom without being liable for trespass or damages.

33.

RIGHT TO MORTGAGE:   It is further agreed and understood that the Tenant agrees that this Lease shall be subject and subordinate to any mortgage or deed of trust now on the Premises, or which may hereafter be made on account of any proposed loan to be placed on said Premises by the Landlord to the full extent of all debts and charges secured thereby; and to any renewals and extension of any part thereof, which said Landlord may hereafter at any time elect to place on said Premises and said Tenant agrees upon request to hereafter execute any paper or papers which the counsel for the Landlord may deem necessary to accomplish that end, provided Tenant shall not incur personal liability therefore, and in default of the Tenants so doing that Landlord is hereby empowered to execute such paper in the name of the Tenant and as the act and deed of said Tenant, and this authority is declared to be coupled with an interest and is not revocable, except that as long as Tenant is not in default under this Lease, Tenant shall have the right of quiet enjoyment of the Premises.

34.

WAIVER:   The failure of the Landlord in one or more instances to insist upon strict performance or observance of one or more of the covenants or conditions hereof of to exercise any remedy, privilege or option herein conferred upon or reserved to the landlord, shall not operate or be construed as a

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relinquishment or waiver for the future of such covenant or condition or of the right to enforce the same or to exercise such privilege, option, or remedy, but the same shall continue in full force and effect.  The receipt by the landlord of rent or additional rent or of any other payment required to be made by the Tenant, or any part thereof, shall not be deemed a waiver of any other additional rent or payment then due, nor shall receipt, though with knowledge of the breach of any covenant or condition hereof, operate as or be deemed to be a waiver of such breach, and no waiver by the Landlord of any of the provisions hereof, or any of the Landlord’s rights, remedies, privilege or options hereunder shall be deemed to have been made unless made by the landlord in writing.  If the Landlord shall consent to the assignment of this Lease or to a subletting of all or a part of the Demised Premises, no further assignment or subletting shall be made without the written consent of the Landlord first obtained.  No surrender of the Demised Premises for the remainder of the term hereof shall operate to release the Tenant from personal liability hereunder, unless accepted by the Landlord in writing.

35.

HEIRS AND ASSIGNS:   This Lease and all provisions and covenants hereof shall be binding upon and inure to the benefit of the heirs, legal representatives, successors and assigns or the parties hereto, except that no person, firm, corporation or court offices holding under or through Tenant in violation of any of the terms, provisions, or conditions of this Lease, shall have any right, interest or equity in or to this Lease, the terms of this Lease or the Premises covered by this Lease.

36.

EVENTS BEYOND LANDLORD’S CONTROL:  None of the acts, promises, covenants, agreements or obligations on the part of the Tenant to be kept, performed or not performed, as the case may be, nor the obligation of the Tenant to pay rent and/or additional rent or other charge or payment shall be in any way waived, impaired, excused or effected by reason of the Landlord being unable at any time or times during the term of this Lease to supply, or being prevented from, or delayed in supplying heat, light, water, sewer, elevator service, or any other service expressed or implied on the part of the Landlord to be supplied, or by reason of the Landlord being unable to make any alteration, repairs or decorations or to supply any equipment or fixtures, or any other promises, covenants, agreements or obligations on the part of the landlord to be performed, if the Landlord’s inability or delay shall arise by reason of any law, rule or regulation of any Federal, State, County, Municipal or other governmental department, agency or subdivision thereof, or by reason of conditions or supply and demand due to National Emergency or other conditions or cause beyond the Landlord’s control.

37.	TIME: It is understood and agreed between the parties hereto that time is the essence of all of the terms and provisions of this Lease.

38.

WRITTEN AGREEMENT:   This Lease contains the entire agreement between the parties hereto, including all previous negotiations leading thereto, whether oral or in writing, and this lease may be modified only by an agreement in writing signed and sealed by Landlord and Tenant.  No surrender of the Demised Premises, or of the remainder of the term of this Lease shall be valid unless accepted by Landlord in writing.

39.	INTERPRETATION: The terms, conditions, covenants and provisions of this Lease shall be interpreted and construed in accordance with the laws of the State of Florida.

40.	CAPTIONS: The captions herein are inserted only as a matter of convenience for ease of reference and in no way define or limit the scope of a particular term, condition, covenant or provision hereof.

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41.

RADON GAS:   Radon is a naturally occurring radioactive gas that, if it has accumulated in a building in sufficient quantities, may represent health risks to persons who are exposed to it over time.  Levels of radon that exceed federal and state guidelines have been found in buildings in Florida.  Additional information regarding radon and radon testing may be obtained from your county public health unit.  This notice is given pursuant to Florida Statutes 404.056(b).

42.

FORCE MAJEURE:   If Tenant or Landlord is delayed or prevented from performing any of its obligations under this Lease (Excluding non-payment of rent) by reason of strike, lockouts, labor troubles, failure of power, riots, insurrection, war, acts of God or any other cause beyond Tenant’s or Landlord’s control, the period of such delay or such prevention shall be deemed added to the time period for the performance of any such obligation by Tenant or Landlord.

43.	TENANT IMPROVEMENTS: Landlord shall contribute $15,000.00 toward tenant improvements to be paid against contractors draw request.

44.

OPTION TO RENEW:    So long as Tenant is not in default under any of the terms and conditions contained within this Lease and no matter has occurred which with the giving of notice to Tenant and/or the passage of time, would give rise to a default, Landlord grants to Tenant an option to renew this Lease for One (1) additional Three (3) year option period subject to the following:

	a)	Tenant shall provide written notice to Landlord of Tenant’s exercise of its option to renew this Lease not less than One Hundred Twenty (120) days prior to the expiration of the then expiring term;

	b)	All other terms and conditions of this Lease shall remain unchanged except there shall be no right of further renewal and the annual Rent shall be increased during the renewal term by the following;

The annual Rent for the first Lease Year (whether full or partial, as the case may be) of the option period shall be the annual Rent for the last Lease year of the preceding term of this Lease, plus 3%.  The annual Rent shall thereafter increase each Lease Year of the option period based upon the same 3%.

45.

RIGHT OF FIRST REFUSAL:     Tenant shall have the Right of First Refusal on the office/warehouse space located at 14266 S. W. 119th Avenue, Miami, FL 33186, which is 10,284 Square Feet.  The terms and conditions of this right shall be upon the same terms and conditions as contained in the Tenant’s Primary Lease document.  The rental rate for this expansion space shall be at the then existing rental rate for tenant’s primary space.

Tenant shall also have the Right of First Refusal on the office space located at 14260 S. W. 119the Avenue, Miami, Fl 33186, which is 1,948 Square Feet.  The rental rate will be at a then negotiated rental rate between Landlord and Tenant.

Tenant shall have five (5) working days from notice of offer to respond to whether or not Tenant wishes to lease said spaces under the above terms and conditions.

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IN WITNESS WHEREOF, Landlord, Tenant, and Rental Agent have signed, sealed and delivered this Lease in triplicate at Miami, Florida, on the day and year first above written.

Witnesses as to Landlord:	DEERWOOD BUSINESS PARK, L.C.

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ROBERT LECHTER, MANAGER OF
DEERWOOD BUSINESS PARK, L.C.
_____________________________	Date: ______________________________

Witnesses as to Tenant:	SCION CARDIO-VASCULAR INTERNATIONAL, INC.

_____________________________	By: ________________________________

_____________________________	Its: _________________________________

Date: _______________________________

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Landlord Initials

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Tenant Initials